EXHIBIT 10.10
            __________________________

        ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is effective as of October 17, 1996, by and between NORTHEAST TELECOM, INC.
("Assignor") and MISSOURI CABLE TV CORP. ("Assignee") (Collectively referred to as "Parties").

                    WITNESSETH

Whereas, Assignor has received a lease from Jeffrey Narod (the "Lease") for the operation of one (1) Low Power Television station in Poplar Bluff, MO, having the Call sign K35EP and operating on channel 35 (the "Channel").

Whereas, Assignor desires to assign its rights to the Lease pursuant to section
27 of the Lease; and

Whereas, Assignee desires to assume Assignor's rights to the Lease and the Channel, as described above.

Now Therefore, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration as hereinafter set forth, the Parties agree as follows:

1. Assignor hereby assigns, sells, conveys and transfers to Assignee his rights to Lease the Channel.

2. Assignee hereby agrees to assume any fees related to the execution of this agreement.

3.   Assignor herein further represents and warrants that he has full power
and
authority to execute and deliver this agreement and to conclude the
transaction contemplated   herein.  Assignor also represents and warrants that
the has all the rights, title, and interest to the Lease and the Channel and that there are no existing or anticipated liabilities or legal action associated with the Lease or the Channel, to the best of his knowledge and Assignor has not transferred (or agreed to transfer), nor will it transfer prior to the completion of the transaction contemplated herein, any portion of his interest in the Lease or the Channel to any other entity.

4. Assignor shall notify Channel holder of assignment per section 27 of the Lease.

5. Notices: All notices and other communications hereunder shall be in writing and shall be deemed given if hand delivered by, postage paid, to the Parties named below:

     IF TO ASSIGNEE:     MISSOURI CABLE TV CORP.
                                        8748 QUARTERS LAKE ROAD
                                        BATON ROUGE, LA 70809
                                       c/o DAVID M. LOFLIN

     IF TO ASSIGNOR:     NORTHEAST TELECOM INC.
                                         4400 ROUTE 9 SOUTH
                                        FREEHOLD, NJ 07728
                                         c/o STEPHEN J. PETERS

6.   Severability: Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction. It is expressly understood, however, that the Parties hereto intend each and every provision
of this Agreement   to be valid and enforceable and hereby knowingly waive
all rights to object to any provisions of this agreement.

7. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

8. This Agreement shall be governed by and construed under the laws of the state of Louisiana, without regard to conflict of law provisions.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year First written above.

     Assignor:                                    Assignee:
NORTHEAST TELECOM INC.   MISSOURI CABLE TV CORP.

By:  /s/ Stephen J. Peters                 By:  /s/ David M. Loflin
Its:  President                                   Its:  CEO


                  August 7, 1996



Jeffrey Narod
1879 Jeffery Court
Wantagh, New York 11793


     Re:  Notice of Lease Assignment: Poplar Bluff, MO
          LPTV Ch.K35EP

Dear Mrs. Johnson:

This letter will serve to notify you of Northeast Telecom's intentions to assign your management and lease agreements, to another company. It will be necessary for you to sign and return to us this letter acknowledging your approval of this action, as per paragraph 27 in the agreement. Enclosed you will find a copy for your records and a prepared Fed Ex return package.

Please understand this action is necessary to assure the construction of your channels and the issuance of your broadcast licenses. The new assignee will be bound to all the terms and conditions of the agreement.

Copies of the assignment documents will be sent to you just as soon as they are completed.

Sincerely yours,
NORTHEAST TELECOM, INC.       PERMITTEE:

/s/ Stephen J. Peters                          /s/ Jeffrey Narod
Stephen J. Peters, President
Telecommunications Division
          MANAGEMENT AND LEASE AGREEMENT

This Management and Lease Agreement ("Agreement") is made this 21 day of June, 1994 by and between Northeast Telecom Inc. (NTI), and Jeffrey Narod
("Permittee"), together
"the Parties".

WHERAS, the Federal Communications Commission ("FCC") has authorized licensees of
Low Power Television ("LPTV") stations as defined in Section 74.701(F) of the
Commission's Rules, to provide subscription television ("STV") service on their authorized channels, subject to FCC rules and policies;

WHERAS, Permittee has been granted a Construction Permit for LPTV
Channel 35 at
Poplar Bluff, Mo. (Call Sign K35EP) ("Channel"), and has determined that it desires to provide STV service on such Channel on a twenty-four (24) hour per day, seven (7) day per week basis;

WHERAS, NTI is in the business of providing STV management and operational services and seeks to provide such services on Permittee's Channel; and

WHERAS, Permittee wishes NTI to provide it such services, consistent with its Construction
Permit and all FCC Rules and Regulations.

NOW, THEREFORE, in consideration, of their mutual promises set forth below; Permittee and NTI, intending to be legally bound, hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings attributed to them in this Section 1:

     1.1 Business or LPTV Service means the provision of video and data programming of any kind to subscribers via the Channel.

     1.2 Construction Permit means the authorization (Call Sign K35EP) which issued by the FCC to Permittee to construct the Channel and provide service on the Channel on a seven (7) day per week, twenty
(24)
          hours per day basis, and shall specifically include any regular, modified or renewal authorizations to operate the Channel.

     1.3 License Date means the date on which a License Application is filed with the FCC certifying the completion of construction of the transmission facilities, but not later than the date specified on the Construction
Permit,
          unless extended.

     1.4 Transmission Facilities means the equipment and facilities to be owned by NTI and used by NTI in its business.

     1.5 Subscriber means a residential unit or other establishement, including without limitation restaurants, bars, offices and businesses that receive
          LPTV Service under contract with NTI or under rights granted by NTI.

2. Term. The term of this Agreement shall begin on the date hereof and shall continue for a period of ten (10) years following the License Date, provided that
     Permittee's authorization to operate the Channel has been renewed as necessary by the FCC. Permittee shall use its reasonable best efforts to obtain such renewals.
     This Agreement shall be authormatically renewed for an additional ten
(10) years,
     unless NTI shall have submitted to Permittee at least six (6) months' advance written notice of its intent to terminate this Agreement upon the expiration of the initial term.

3. Transition on Channel. Commencing on the License Date, Permittee hereby authorizes NTI to transmit a broadcast signal on the Channel for STV services seven (7) days per week, twenty-four (24) hours per day, subject to FCC Rules and
     Regulations and all of the terms and conditions set forth in this Agreement. For purposes of this Agreement, such transmission on the Channel shall include all rights to transmit both video programming and data over the entire frequency spectrum of Permittee's Channel. Consistent with applicable FCC rules, NTI will apply charges, terms and conditions of service to Subscribers uniformly; provided, however, that: (a) Subscribers may be divided into reasonable classifications approved by the FCC, and the imposition of different sets of conditions may be applied to Subscribers in different classifications; and (b) for good cause, within such classifications, deposits may be required of some Subscribers and not of others.

4. Control of Facilities. Notwithstanding anything in this Agreement to the contrary,
     Permittee, as the FCC permittee for the Channel, shall be responsible for compliance with all applicable FCC rules and regulations. Permittee shall
have
     control, in operation, management and maintenance of the station to the extent necessary to comply with such rules and regulations, of the construction, operation, management and maintenance of the station to the extent necessary to comply with such rules and regulations. Nothing in this Agreement shall be construed to: (a)
     prevent or hinder Permittee from rejecting or refusing any STV broadcast program that it reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest, or from substituting a program that in its opinion is of greater local or national importance; (b) deprive Permittee of the right of ultimate decision concerning the maximum amount of any STV program charge or fee; or
(c)
     delegate to any other individual or entity ultimate authority over the scheduling of
     STV programs.

5. Payments. In consideration of Permittee's agreement to permit NTI to transmit on the Channel, NTI agrees to pay Permittee a monthly transmission fee of Ten Cents
     ($.10) per Subscriber ("Transmission Fee"), beginning with and including the first calendar month immediately following the license date. Payment will be due no later than the twentieth (20th) day of the following month.

     5.2 The number of Subscribers shall be determined by adding the number of
          Subscribers as of the last day of the prior month to the number of Subscribers as of the then-current month, and then dividing by two (2).

     5.3 All payments from NTI to Permittee shall be paid in currency of the United States of America by negotiable bank check drawn upon a
United
          States bank insured by the FDIC made payable to the order of Marie Johnson and mailed to Marie Johnson or to such other address as Permittee shall designate in writing to NTI. Payments shall be made by
          the twentieth (20th) day of the following month.

6. Insurance. It is agreed that Permittee shall be insured as a third party insured under any liability insurance obtained by NTI.

7. Construction. NTI shall bear all costs, including but not limited to, consultant, design, engineering, licensing and legal fees, associated with the construction of the
     Transmission Facilities and any subsequent modifications thereto. NTI shall also bear the costs of any licenses, permits, authorizations, or of such sites.
NTI shall
     , at its sole cost and expense, complete construction of the Transmission Facilities as authorized by the FCC. Upon completion of construction of the Transmission
     Application on the then-prescribed FCC form for submission to the FCC. Permittee agrees to timely file the License Application with the FCC after
its
     receipt from NTI.  NTI shall not be liable to make any payments under
Section 5
     hereof during any delay caused by Permittee's failure to promptly file such
License
     Application. All lease, construction, legal, licensing and engineering costs or any other costs associated therewith shall be the sole responsibility of and be paid by
     NTI, and NTI shall reimburse Permittee within fifteen (15) days after receipt of invoice for reasonable payments made by Permittee and first approved in writing by NTI, which approval will not be unreasonably withheld or delayed.

     7.1 Lease of Transmission Facilities to Permittee. In consideration of the sum of ONE DOLLAR ($1.00), the receipt and sufficiency of which is hereby acknowledged, NTI shall lease the Transmission Facilities to Permittee for a term equal to the duration of this Agreement, including any renewals.

     7.2  Operation and Maintenance.  Subject to the provisions of Section 4,
NTI
          shall, at its sole cost and expense, operate and maintain the Transmission
          Facilities in good operating condition and repair with Permittee being notified of all such repairs. All persons performing maintenance, repairs or any other duties shall work under ANTI's direct and continuing supervision and in accordance with good engineering practices consistent
          with industry standards. In the event transmission service is interrupted for any reason, NTI shall notify Permittee immediately. NTI shall be solely responsible for the origination of all programming to be transmitted over the Channel, subject to the provisions of Section 4 hereof and applicable FCC rules and regulations. All personnel required to install,
          operate and maintain any program origination and delivery facilities shall be provided by NTI, at its sole cost and expense, and such personnel shall be under NTI's exclusive control, and shall not be considered to be employees or agents of Permittee for any purpose.

     7.3 Governmental and Third Party Authorizations. The Parties agree to take no action that would jeopardize or otherwise impair the Construction Permit or any other FCC approval or authorization necessary for the LPTV Service. Permittee shall use its reasonable best efforts, and
NTI
          shall cooperate with Permittee, to obtain any and all FCC or other governmental licenses, permits, authorizations or approvals required to
          carry out the transactions contemplated by this Agreement; provided, however, that Permittee shall not be required to pay for the relocation,
          reconstruction or similar costs associated with the Channel, which costs shall be the sole responsibility of NTI. Permittee also shall use its reasonable best efforts to cause the authorization for the Channel
o be
          renewed.

     7.4 Access. Throughout the term of this Agreement, including any renewals hereof, NTI shall provide, and/or cause others to provide, Permittee with reasonable access to all Transmission Facilities for emergency repairs and routine inspection, provided that Permittee shall not utilize such access in a manner which unreasonably interferes with NTI's use of the Channel.

     7.5 Site Lease. NTI either owns or has obtained a valid option to lease or lease for the transmission site and shall be responsible for bearing all expenses in connection with such site, including the payment of rent and all other costs and expenses of every nature. The site lease, if any, shall be maintained and renewed by NTI throughout the term of this Agreement, including any renewals hereof.

8. Representations and Warranties of NTI. NTI represents and warrants as follows:

     8.1 Organization. NTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey. NTI is qualified or otherwise entitled to do business in all jurisdictions in
which
          such qualifications or entitlement is required by reason of its business, activities, ownership or property. NTI has all requisite power and authority to own its properties and to carry on its business. NTI has all
          requisite power to execute, deliver, and, subject to the regulatory authority of the FCC, perform this Agreement. The person executing this Agreement on behalf of NTI is authorized to do so execute and to bind
          NTI to the term hereof.

     8.2 Authorization. All necessary actions on the part of NTI to authorize the execution and delivery of this Agreement and the performance of the obligations of NTI herein have been taken. This Agreement is valid
and
          legally binding upon NTI and enforceable in accordance with its terms except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, or the laws relating to the enforcement of creditor's rights or by the application of equitable principles.
The
person
          executing this Agreement on behalf of NTI is authorized to so execute and bind NTI to the terms hereof.

     8.3 No Violations. The exectution, delivery, and performance of this Agreement and all actions and transactions contemplated hereby: (a)
will
          not violate any provision of law or the Articles of Incorporation or By-Laws of NTI, any order of any court or other agency of government to which NTI is a party or by which it or any of its properties is bound, and
          (b) will not violate, be in conflict with, result in a breach of, or constitute
          (with notice or lapse of time or both) a default under any applicable law, order, or regulation, indenture, agreement, or other instrument to which
          NTI is a party of, by which it or any of its properties is bound and which has not been waived or consented to, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever
          upon any of its property or assets.

9. Defaults. For the purpose of this Agreement, it shall be an "Event of Default"
     hereunder if: (a) NTI fails to make any payment due and payable under this
     Agreement within twenty (20) days after the date upon which a payment is due hereunder, and NTI does not cure such default within thirty (30) days after notice of default is provided by Permittee to NTI; (b) any of the material "Representations or Warranties" of either party materially breaches any covenant or agreement herein or fails to comply with any material provision of this Agreement, and any such breach, failure or default continues for thirty (30) days after written notice thereof, as contemplated herein, shall have been sent by the non-defaulting
Party
     to the defaulting Party.

10. Termination. Upon an Event of Default, the non-defaulting Party may cancel this
     Agreement and may pursue such legal and equitable remedies as may be available.

11.  Indemnification.  Each Party shall indemnify, defend, and hold the other
Party
     harmless from and against any and all claims, damages, causes of action, penalties, statutory damages, interest and costs and expenses, including attorneys' fees, arising directly or indirectly out of the acts, omissions, negligence or willful misconduct of said party, its employees or agents in connection with the performance of this Agreement.

12. Representations, Warranties, and Covenants of Permittee. Permittee represents and warrants as follows:

     12.1 Organization. Permittee, if a corporation or a limited partnership, is duly organized, validly existing and in good standing in the state of its formation. Permittee is qualified or otherwise entitled to do business
in
          all jurisdictions in which such qualification or entitlement is required by reason of its business, activities, ownership or property.
Permittee has
all
          requisite power and authority to own its own properties and to carry on its business. Permittee has all requisite power to execute, deliver, and, subject to the regulatory authority of the FCC, perform this Agreement.
          The person signing this Agreement on behalf of Permittee is authorized to so execute and to bind Permittee to the terms hereof.

     12.2 Authorization. All necessary actions on the part of Permittee to authorize the execution and delivery of this Agreement and the performance of the obligations of Permittee herein have been taken. This Agreement is valid and legally binding upon Permittee and enforceable in accordance with its terms except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, or the laws relating to the enforcement of creditor's rights or by the application of equitable principles.
The
person
          executing this Agreement on behalf of Permittee is authorized to so execute and bind Permittee to the terms thereof.

     12.3 Valid Construction Permit. The Construction Permit is in full force and effect.

     12.4 No Violation. The execution and delivery of this Agreement by Permittee and the performance of Permittee's obligations hereunder are not in violation or breach of, do not conflict with or constitute a default under,
          and will not accelerate or permit the acceleration of the performance required by any of the terms or provisions of any note, debt instrument, security agreement, or mortgage or any other contract or agreement, written oral, to which Permittee is a party or by which its
Construction
          Permit is bound and will not be an event which, after notice or lapse or time or both, will result in any such violation, notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration, or under any law, judgment, decree, order, rule or regulation of any governmental authority or authority applicable to Permittee and will not result in the creation or imposition of any lien (whether or not perfected), encumbrance, equity or restriction in favor of any third person upon the Construction Permit; provided, however, that the Permittee shall not be in default of this provision if the FCC determines that any provision of this Agreement, or the Agreement as a whole, violates
FCC
          rules or policies or the Communications Act of 1934 as amended. In such event, the Parties shall negotiate in good faith such changes to the Agreement so as to effectuate compliance with FCC requirements.

13. Limitation of Damages. The liability of NTI for damages of any kind arising in connection with this Agreement shall not exceed the aggregate amount actually paid by NTI to Permittee pursuant to Section 5 of this Agreement. Permittee shall not be liable for any consequential or similar damages. This Section provides only for a limitation of damages otherwise awardable, and shall not be construed to create an entitlement or legal right to the amounts of damages specified herein upon an Event of Default. No liability for damages shall be assessed under this
     Section except as a result of a final judgment on a complaint for damages awarded by a court of competent jurisdiction, or as otherwise agreed by the Parties to this
     Agreement.

14. Permittee's Access to Records. From time to time and upon reasonable notice to
     NTI, Permittee or its accountants shall have the right to request information or be permitted at al reasonable times to inspect and copy all records of NTI which
     Permittee or its accountants or attorneys reasonably consider necessary to verify
     NTI's compliance with the terms and provisions of this Agreement. It is understood by Permittee that such information is to be held in confidence and not
     disclosed to any third parties without the prior written consent of NTI, which consent shall not be unreasonably withheld or delayed.

15. Specific Performance. The Parties acknowledge and agree that all of the rights reserved thereunder are necessarily of a special, unique, unusual and extraordinary character, which gives them a peculiar value, the loss of which cannot be adequately or reasonably compensated for in damages in an action at law, and that
     the breach by either Party of any of the provisions of this Agreement will cause the other Party irreparable injury and damage. Therefore, upon the occurrence of an event of Default, the non-defaulting Party shall be entitled as a matter of right to seek specific performance of the defaulting Party's obligations and warranties hereunder, and/or declaratory, injunctive or other equitable relief in court to correct the Event of Default. No exercise of this right to specific performance shall constitute a waiver of such Party's other rights or remedies otherwise existing law or equity.

16. Notices. All notices, requests, consents and other communications hereunder shall be in writing, sent by U.S. registered Mail and shall be effective upon receipt;
     provided, however, that the refusal to accept receipt will constitute receipt for this purpose, in each case addressed:

     If to Permittee, to:     Jeffrey Narod
                    1879 Jeffery Court
                    Wantagh, New York 11793

     If to NTI, to:      Howard B. Winkler, President
                     Northeast Telecom, Inc.
                    4400 Route 9 South
                    Freehold, New Jersey 07728

     With a copy to:          Stephen E. Coran, Esq.
                    Rini & Coran, P.C.
                    1350 Connecticut Avenue, N.W., Suite 900
                    Washington, D.C. 20036

     provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.

17. Waivers. Any waiver by any Party of any breach of or failure to comply with any provision of this Agreement by the other Party shall not be construed as or constitute a continuing waiver of such provision or a waiver of any other provision of this Agreement.

18. Complete Agreement. This Agreement sets forth the entire understanding of the
     Parties hereto and supersedes all prior agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any
     Party (or any officer, employee, or representative of any Party).

19. Governing Law; Construction. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive law of the State of and of the United States of America. The headings of the Sections of this
     Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof. Unless otherwise stated, references in this Agreement to sections refer to the Sections of this Agreement.

20. Amendment; Termination. This Agreement may be amended or terminated only by an instrument in writing duly executed by the Parties, except as otherwise provided in this Agreement.

21. Force Majeure. If by reason of force majeure either party is unable in whole or in part to carry out its obligations hereunder, the Party shall not be deemed in violation or default during the period of such inability. The term "force majeure"
     as used herein shall mean the following: acts of God; acts of public enemies; orders of any kind of the government of the United States of America or of any state or state departments, agencies, political subdivisions, or officials, or any civil or military authority; insurrections; riots; epidemic; landslides;
lightning;
earthquakes;
     fires; hurricanes; volcanic activity; storms of extraordinary force;
floods;
washouts;
     drought; civil disturbances; explosions; or any other cause or event not reasonably within the control of the adversely affected Party.

22. Counterparts. More than one counterpart of this Agreement may be executed by the Parties hereto, and each fully executed counterpart shall be deemed an original.

23. Dealings with Third Parties. Neither Party is, nor shall either Party hold itself out to be, vested with any power or right to contractually bind, act on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other Party's assets or property, contracting for or in the name of the other Party, or making any agreement contractually binding upon such Party.

24. Severability. If any provision of this Agreement is declared void by any court of competent jurisdiction, the validity of any other provision of this Agreement shall not be affected.

25. Time of the Essence. Time shall be of the essence in the performance of this
     Agreement.

26. Survival. This Agreement shall be binding upon and inure to the benefit of the
     Parties hereto and their respective assigns, heirs, successors and legal representatives.

27. Assignment. This Agreement may be assigned by NTI without the prior consent of the permittee.

28.. Attorney's Fees. If it shall be necessary for either Permittee or NTI to employ an attorney to enforce its rights pursuant to this Agreement because of the default of the other Party, the defaulting Party shall reimburse the prevailing Party for reasonable attorney's fees.

29. No Third Party Beneficiaries. It is not the intent of either Permittee or
NTI that
     there by any third party beneficiary to this Agreement, and this Agreement is exclusively for the benefit of Permittee and NTI and their respective assigns.

30. Independent Relationship. Nothing in this Agreement shall be construed as creating an employer-employee relationship, partnership or joint venture by and between Permittee and NTI, and Permittee shall not be held responsible for the acts or omissions of NTI and vice versa.

31. No Conclusion as to Draftsmanship. Each Party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this
     Agreement, the same shall not, as a matter of law, be construed against any Party.

32.  Right of First Refusal.

     (a) In the event Permittee receives a bona fide offer from a third party to purchase its Construction Permit or License, and Permittee desires to accept such offer, Permittee, within five (5) days of receiving such offer, shall notify NTI in writing and provide NTI with a copy of the same, and
          NTI shall have the right to acquire Permittee's Construction Permit or
          License on the same terms and conditions as offered by the third party, such right to be exercised by NTI within thirty (30) days of written notice by Permittee.

     (b) In the event NTI does not exercise its right of first refusal hereunder, then
          Permittee shall be free to assign or transfer its Construction
Permit or
          License to the third party, subject to the condition that the assignee or transferee, as the case may be, agrees to be bound by all of the terms and conditions of this Agreement as if it was an original party hereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

                    PERMITTEE:

                    By:  /s/ Jeffrey Narod
                    Its:

                    NORTHEAST TELECOM, INC.

                    By: /s/ Michael Taylor
                         Michael Taylor, Vice President